Exhibit 99.1

Third Harmonic Bio Announces Leadership Changes

SAN FRANCISCO, CA., October 31, 2023 (GLOBENEWSWIRE) — Third Harmonic Bio, Inc. (Nasdaq: THRD), a biopharmaceutical company focused on advancing the next wave of medicine for inflammatory diseases, today announced the transition of Adrian S. Ray, Ph.D., from Chief Scientific Officer to Scientific Advisor, effective November 1, 2023. In his new role, Dr. Ray will continue support the company’s Investigational New Drug (IND) application for THB335, which is expected to be filed during the first half of 2024. Additionally, the company announced that Robert Ho, Chief Financial Officer, will depart the organization on November 10, 2023. The company has initiated executive searches for their successors.

“On behalf of Third Harmonic Bio, I would like to thank Adrian and Bob for their contributions to the company, including Adrian’s scientific expertise in our efforts to rapidly identify our new development candidate, THB335, and Bob’s support in capitalizing the company during our initial public offering, which is reflected today in our strong cash position,” said Natalie Holles, Chief Executive Officer of Third Harmonic Bio. “With our continued progress toward advancing THB335 into the clinic in the first half of next year, our ample financial resources, and an eye toward potentially expanding the scope of our work through strategic business development, we are excited to assemble an enterprise leadership team that is purpose-built for the next phase of our company’s growth.”

About Third Harmonic Bio, Inc.

Third Harmonic Bio is a biopharmaceutical company focused on advancing the next wave of medicine for inflammatory diseases through the development of novel highly selective, oral small-molecule inhibitors of KIT, a cell surface receptor that serves as the master regulator of mast cell function and survival. Early clinical studies demonstrate that KIT inhibition has the potential to revolutionize the treatment of a broad range of mast-cell-mediated inflammatory diseases, and that a titratable, oral, intracellular small molecule inhibitor may provide the optimal therapeutic profile against this target. Third Harmonic Bio’s lead product candidate THB335 is expected to enter clinical trials during the first half of 2024. For more information, please visit the Third Harmonic Bio website: www.thirdharmonicbio.com.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the expected transition dates for Dr. Ray and Mr. Ho, the expected timing of filing a U.S. IND application for THB335, the sufficiency of Third Harmonic Bio’s financial resources, and the expected timing for clinical activities related to THB335. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,”

“should,” “will” and similar references to future periods. These statements are subject to numerous risks and uncertainties, including risks and uncertainties related to Third Harmonic Bio’s cash forecasts, ability to advance its product candidates, the receipt and timing of potential regulatory submissions, designations, approvals and commercialization of product candidates, our ability to protect our intellectual property, the timing and results of preclinical and clinical trials, changes to laws or regulations, market conditions, geopolitical events, and further impacts of pandemics or health epidemics, that could cause actual results to differ materially from what Third Harmonic Bio expects. Further information on potential risk factors that could affect Third Harmonic Bio’s business and its financial results are detailed under the heading “Risk Factors” included in Third Harmonic Bio’s Quarterly Report on Form 10-Q for the six months ended June 30, 2023, filed with the U.S. Securities and Exchange Commission (SEC) on August 10, 2023, and in Third Harmonic Bio’s other filings filed from time to time with the SEC. Third Harmonic Bio undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor & Media Contact:

Lori Murray

lori.murray@thirdharmonicbio.com